Exhibit 10.7.3

THIRD AMENDMENT

TO

EMPLOYMENT AGREEMENT

                                                THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Third Amendment”) by and between Standard Parking Corporation (formerly known as APCOA/Standard Parking, Inc., and hereinafter referred to as the “Company”) and Robert N. Sacks (the “Executive”) dated as of April 1, 2005.

RECITALS

                                                A.                                    The Company and the Executive have previously executed a certain Employment Agreement dated as of May 18, 1998, as amended by a certain First Amendment to Employment Agreement dated as of November 7, 2001 and by a certain Second Amendment to Employment Agreement dated as of April 1, 2003 (as so amended, the “Employment Agreement”).

                                                B.                                     The Company and Executive desire to amend certain terms of the Employment Agreement as hereinafter set forth.

                                                NOW, THEREFORE, the Employment Agreement is hereby amended in the following respects:

1.                                       Subparagraph (a) of paragraph 3 of the Employment Agreement is hereby amended to provide that the Executive’s annual base salary as of April 1, 2005 shall be at the rate of $300,270.

2.                                       Except as specifically amended by this Third Amendment, the Employment Agreement shall remain unchanged and in full force and effect.

                                                IN WITNESS WHEREOF, Executive and the Company have executed this First Amendment as of the day and year first above written.

Standard Parking Corporation:

By:
James A. Wilhelm
President & Chief Executive Officer

Executive:

Robert N. Sacks